UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

WESTERN REFINING LOGISTICS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-36114	46-3205923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 2000 El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 534-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On June 1, 2017, Tesoro Corporation (“Tesoro”), a Delaware corporation completed its acquisition of Western Refining, Inc. (“Western Refining”), and Tahoe Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Tesoro merged into Western Refining, with Western Refining surviving as a wholly owned subsidiary of Tesoro (the “Merger”). In the Merger, Western Refining shareholders received a total consideration of approximately $5.8 billion in exchange for their shares of Western Refining common stock, par value $0.01 per share, including approximately $404 million in cash and 42,617,757 shares of Tesoro common stock, par value $0.16 2/3 per share.

Following the Merger, Tesoro is the beneficial owner of 31,390,623 common units representing limited partnership interests (“Common Units”) in Western Refining Logistics LP (the “Company”) out of 60,995,050 common units outstanding as of June 1, 2017, representing a 52.5% limited partner interest. Tesoro is also the beneficial owner of 100% of the equity interests of Western Refining Logistics GP, LLC, a Delaware limited liability company and the general partner of the Company (the “General Partner”). The General Partner owns all of the incentive distribution rights in the Company.

On June 1, 2017, in part in order to finance the approximately $404 million cash payment and fees and expenses related to the transaction, Tesoro utilized cash on hand and borrowed $575 million under the incremental revolving tranche under its existing credit facility, dated as of September 30, 2016 (as amended and restated as of December 13, 2016), among Tesoro, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective June 1, 2017, Deloitte & Touche LLP (“Deloitte”) resigned as the Company’s certifying accountant and auditor. Deloitte asserts that its decision to resign is not the result of any disagreement with the Company or its management during the Company’s two most recent fiscal years or any subsequent interim period preceding the termination. In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2016 and through the date of this Current Report, there were: (i) no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. Deloitte, as the Company’s independent registered public accountant firm, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.

Deloitte provided to the Company a letter addressed to the Securities and Exchange Commission stating that Deloitte agrees with the statements made herein. A copy of such letter, dated June 1, 2017, is filed as Exhibit 16.1 to this Form 8-K.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations and Elections

In connection with the Merger, Paul L. Foster, Jeff A. Stevens and Scott D. Weaver resigned as members of the Board of Directors (the “Board”) of the General Partner.

Effective June 1, 2017, following the closing of the Merger, Gregory J. Goff, Steven M. Sterin, Keith M. Casey and Stephan E. Tompsett were elected as members of the Board. Messrs. Goff, Sterin, Casey and Tompsett are compensated by Tesoro for their service as officers of Tesoro, and will not receive any additional compensation for their service on the Board.

The independent directors of the Board, Andrew L. Atterbury, David D. Kinder and Michael C. Linn, will continue to serve on the Board.

Officer Resignations and Appointments

Effective June 1, 2017, the Board removed each officer of the General Partner, concurrent with the closing of the Merger.

Effective June 1, 2017, following the closing of the Merger, the Board appointed Mr. Goff, 60, as Chairman and Chief Executive Officer of the General Partner. Mr. Goff was named President and Chief Executive Officer of Tesoro in May 2010 and Chairman of Tesoro’s Board of Directors in December 2014. Mr. Goff also serves as Chief Executive Officer and Chairman of the Board of Directors of Tesoro Logistics GP, LLC (“TLGP”), the general partner of Tesoro Logistics LP. Since March 2015, Mr. Goff has served as Chairman of the Board of the American Fuel & Petrochemical Manufacturers. Before joining Tesoro, he served as Senior Vice President, Commercial for ConocoPhillips Corporation, an international, integrated energy company, from 2008 to 2010. Mr. Goff held various positions at ConocoPhillips from 1981 to 2008, including Managing Director and CEO of Conoco JET Nordic from 1998 to 2000; Chairman and Managing Director of Conoco Limited, a UK-based refining and marketing affiliate, from 2000 to 2002; President of ConocoPhillips Europe and Asia Pacific downstream operations from 2002 to 2004; President of ConocoPhillips specialty businesses and business development from 2006 to 2008; and President of ConocoPhillips specialty businesses and business development from 2006 to 2008. Mr. Goff serves as Chairman of the Board of the American Fuel and Petrochemical Manufacturers trade association and on the National Advisory Board of the University of Utah Business School. Previously, Mr. Goff served on the board of Chevron Phillips Chemical Company and was a member of the upstream and downstream committees of the American Petroleum Institute. In addition, Mr. Goff has public company experience from his prior service on the board of directors of DCP Midstream GP, LLC. Mr. Goff received a Bachelor’s degree in Science and Master’s degree in Business Administration from the University of Utah.

Mr. Goff is compensated by Tesoro and is not expected to receive any additional compensation for his service as an officer of the Company.

Effective June 1, 2017, following the closing of the Merger, the Board appointed C. Douglas Johnson, 52, as President of the General Partner. Mr. Johnson previously served as Western Refining’s Senior Vice President, Supply and Trading since August 2012, and as Vice President, Trading from May 2007 to August 2012. Mr. Johnson joined Western Refining in July 2004 as Director, Product Trading. Prior to joining Western Refining, Mr. Johnson served in various commercial and marketing roles with ConocoPhillips, an international, integrated energy company, Tosco Corporation, an independent petroleum refining and marketing company, and BP, a multinational oil and gas company.

In connection with his new position, Mr. Johnson will receive an initial base salary of $320,000 and will be eligible to participate in Western Refining’s annual performance bonus plan with a target bonus opportunity equal to 75% of his base salary. His actual bonus will be based on actual performance relative to corporate and business unit goals established under the plan.

Effective June 1, 2017, following the closing of the Merger, the Board appointed Mr. Sterin, 45, as Executive Vice President and Chief Financial Officer of the General Partner. Since August 2014, he has served as Executive Vice President, Chief Financial Officer of Tesoro. He also serves as President and Chief Financial Officer of Tesoro Logistics since May 2017, having served as Executive Vice President, Chief Financial Officer and a member of TLGP’s Board since April 2016, and prior to that as Vice President, Chief Financial Officer and a member of TLGP’s Board since August 2014. Prior to Tesoro, Mr. Sterin was Senior Vice President and Chief Financial Officer for Celanese Corporation, a global technology and specialty material company, from July 2007 until May 2014 and continued to serve as an employee until August 2014. From December 2010 through January 2013, he was also president of Celanese’s Advanced Fuel Technologies business. Mr. Sterin joined Celanese in 2003 as Director of Finance and Controller for Celanese’s chemical business and also served as Corporate Controller and Principal Accounting Officer before being appointed CFO. Before Celanese, Mr. Sterin spent six years with global chemicals company Reichhold, Inc. in a variety of financial positions, including Director of Tax and Treasury in the Netherlands, Global Treasurer and Vice President of Finance for one of Reichhold’s divisions in North Carolina. Mr. Sterin holds a Master of Professional Accounting degree and a Bachelor of Business Administration degree in accounting, which he earned concurrently at the University of Texas at Austin. He is also a certified public accountant in Texas.

Mr. Sterin is compensated by Tesoro and is not expected to receive any additional compensation for his service as an officer of the General Partner.

Effective June 1, 2017, following the closing of the Merger, the Board appointed Blane W. Peery, 50, as Vice President and Controller of the General Partner. Mr. Peery has served as Vice President and Controller of both Tesoro and TLGP since November 2016. Prior to that, he served as Vice President, Process Excellence and Chief Information Officer of Tesoro from February 2015 through October 2016. Mr. Peery has experience leading global accounting organizations, business planning and analysis functions, supply chain groups, global shared services including finance, human resources, information technology, and mergers and acquisitions integration.

From March 2014 to February 2015, Mr. Peery served as VP, Global Business Services at Mylan N.V., a leading global pharmaceutical company. Prior to that he worked for Celanese Corporation, a global technology and specialty materials company, for over 20 years in roles with increasing responsibility, including positions as its Vice President, Global Business Services from October 2012 to March 2014, its Vice President, Supply Chain from October 2011 to October 2012 and its first-ever Global Accounting Director. Mr. Peery began his career as an auditor for PricewaterhouseCoopers and is a Certified Public Accountant (CPA). Mr. Peery holds a Bachelor of Business Administration degree in accounting, which he earned at the University of Texas at Austin.

Mr. Peery is compensated by Tesoro and is not expected to receive any additional compensation for his service as an officer of the General Partner.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed as part of this Report.

16.1	Letter from Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017

WESTERN REFINING LOGISTICS, LP
By:	Western Refining Logistics GP, LLC, its general partner

By:	Blane W. Peery
Name: Blane W. Peery
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP